EXHIBIT 23.2

             CONSENT OF PARENTE, RANDOLPH, ORLANDO,
          CAREY & ASSOCIATES, INDEPENDENT ACCOUNTANTS

                                                400 Market Street
                            Williamsport, Pennsylvania 17701-6382
                                                   (717) 323-6023
                                               FAX (717) 323-9733
PARENTE, RANDOLPH, ORLANDO, CAREY & ASSOCIATES
---------------------------------------------
Certified Public Accountants & Consultants

                         EXHIBIT 23.2

                CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption
"experts" in the Registration Statement No. 333-30723 on Form S-3, and related Prospectus of Sun Bancorp, Inc. (the "Registrant") for the registration of 565,384 shares of the Registrant's Common
Stock, par value $1.25 per share, and to incorporation by reference therein of our report dated January 17, 1997, with respect to the Registrant's consolidated financial statements incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1996, and the related financial statements schedule included therein, and as filed with the Securities and Exchange Commission.



           /s/Parente, Randolph, Orlando, Carey & Associates
           --------------------------------------------------
           PARENTE, RANDOLPH, ORLANDO, CAREY & ASSOCIATES


Williamsport, Pennsylvania
September 10, 1997


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